FOR IMMEDIATE RELEASE

ELIZABETH ARDEN, INC. ANNOUNCES SECOND QUARTER
RESULTS FOR FISCAL 2007

~ Net Sales Increase of 19% ~
~ Fully Diluted EPS of $0.92 (Excluding Charges) ~
~ Raises Lower End of Full Year Fiscal 2007 EPS Guidance ~

          New York, New York (February 1, 2007) -- Elizabeth Arden, Inc. (NASDAQ: RDEN), a global prestige beauty products company, today announced financial results for the fiscal 2007 second quarter ended December 31, 2006.

SECOND QUARTER RESULTS

          Net sales increased 18.8% to $410.8 million for the three months ended December 31, 2006 from $345.9 million in the comparable period of the prior year. Sales growth was driven by a significant increase in fragrance brands sold to the Company's mass retail customers, sales of new brands, including the With Love...Hilary Duff fragrance and the fragrance brands resulting from the June 2006 Riviera Concepts acquisition. In addition, higher sales of the Company's Elizabeth Arden branded skin care and color products and growth in the Company's businesses in China and Taiwan contributed to the net sales increase. Excluding the favorable impact of foreign currency translation, net sales increased 17.3%.

          Net income for the three months ended December 31, 2006 was $26.2 million, or $0.92 per diluted share, excluding previously announced restructuring charges of $0.3 million after taxes related to the Company's restructuring in its European operations, compared to net income of $33.1 million, or $1.12 per diluted share, in the same period last year. On a reported basis, net income was $25.9 million, or $0.91 per diluted share. As previously announced, the Company's earnings for the second quarter of fiscal 2007 were impacted by transition and integration expenses associated with the Company's recent acquisitions.

          E. Scott Beattie, Chairman, President and Chief Executive Officer of Elizabeth Arden, Inc., commented, "We are pleased with our second quarter results and the general execution of our business. Our better than planned earnings reflect the strength of our broad-based business model, which spans multiple retail channels and geographies, as well as the strength of our brand portfolio. Overall, the recent acquisitions are performing ahead of our original expectations. We have completed the transition of the distribution activities out of the Sovereign Sales facility and are on schedule to integrate all remaining functions during the third fiscal quarter. Although With Love...Hilary Duff ranked among the top three Fall fragrance launches at U.S. department stores, our recently launched fragrances were short of our internal retail sales expectations, largely due to a softer than expected holiday season for fragrances at U.S. department stores. The rest of our business units, however, performed at or better than plan."

          Mr. Beattie continued, "Our U.S. mass retail business increased significantly, and we are expanding our market share. This growth was led by the acquisitions and the strength of the Britney Spears fragrance franchise, which experienced double-digit gains this quarter in sales to mass retailers as well as in our international markets."

          Mr. Beattie added, "In addition, net sales of our Elizabeth Arden branded skin care and color products rose 18% this quarter and 20% for the first half of the fiscal year. This is a result of our very strong product innovation and improved brand promotion and advertising globally. Our international business achieved another quarter of solid sales growth, with increases across most markets and particularly in Asia. Our focus on the Elizabeth Arden brand, including the introduction of products such as PREVAGE™ anti-aging treatment, is also resulting in improved retail sales and productivity at U.S. department stores. The repositioning of PREVAGE™ to the beauty counter, for example, has lifted the retail performance of our Elizabeth Arden skin care and color business."

SIX MONTHS RESULTS

          For the six-months ended December 31, 2006, net sales rose 16.1% to $665.6 million from $573.3 million for the six months ended December 31, 2005. Excluding the favorable impact of foreign currency translation, net sales increased 15.0%. Net income was $25.8 million, or $0.91 per diluted share, versus $34.0 million, or $1.15 million per diluted share, for the year-ago period. The results for the six months ended December 31, 2006 exclude restructuring charges of $1.2 million after taxes related to the Company's previously announced restructuring charges. On a reported basis, net income was $24.5 million, or $0.86 per diluted share.

OUTLOOK

          The Company confirms its fiscal 2007 annual net sales guidance. For the fiscal year, the Company currently anticipates net sales will increase by approximately 15% to 18%, assuming current foreign currency rates. The Company is raising the lower end of its fiscal 2007 earnings guidance range and currently estimates diluted earnings per share in the range of $1.15 to $1.20, versus its previous guidance range of $1.10 to $1.20.

          The Company currently expects net sales to range between $215 million to $230 million for each of the third and fourth fiscal quarters. Diluted earnings per share for the third fiscal quarter are currently estimated to be in the range of $0.01 to $0.06. The Company expects to incur in its third fiscal quarter the final transition expenses for the Sovereign Sales acquisition and increased investment to support the global roll-out of the With Love...Hilary Duff fragrance, PREVAGE™ Eye skin treatment and the Intervene skin care line and the global launch of the new Elizabeth Arden fragrance, Elizabeth Arden Mediterranean.

          Mr. Beattie concluded, "As we look forward to the second half of the year, we are excited about the global introduction of the new Elizabeth Arden fragrance, Elizabeth Arden Mediterranean, to support the strong growth of the Elizabeth Arden skin care and color business globally. Prevage Eye continues to gain traction and is lifting total sales of the Prevage™ skin care line and the entire Elizabeth Arden skin care and color business. In addition, we anticipate sales from the recent acquisitions, a strong pipeline of new distributed brands in the U.S. mass retail market, the successful roll-out of recently launched brands and continued growth of our international business to contribute to the second half results."

CONFERENCE CALL INFORMATION

          The Company will host a conference call today at 10:00 a.m. Eastern Time. All interested parties can listen to a live web cast of the Company's conference call by logging on to the Company's web site at http://www.elizabetharden.com/Corporate/calendar_of_events.asp. An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible on the Company's web site at www.elizabetharden.com until March 31 2007.

Elizabeth Arden is a global prestige beauty products company. The Company's portfolio of brands includes the Elizabeth Arden fragrance brands: Red Door, Elizabeth Arden 5th Avenue, Elizabeth Arden green tea and Elizabeth Arden Provocative Woman; the Elizabeth Taylor fragrance brands: White Diamonds and Elizabeth Taylor's Passion; the fragrance brands of Britney Spears: curious Britney Spears and fantasy Britney Spears; the Hilary Duff fragrance With Love...Hilary Duff; the Danielle Steel fragrance Danielle by Danielle Steel; the classic fragrances: Design, Giorgio Beverly Hills, Halston and Halston Z-14, White Shoulders and Wings; the men's fragrances: Daytona 500, GANT, Geoffrey Beene's Grey Flannel, the HUMMER™ Fragrance for Men and PS Fine Cologne for Men; and the designer fragrance brands of Alfred Sung, Badgley Mischka and Bob Mackie; the Elizabeth Arden skin care lines, including Ceramide, Intervene and PREVAGE™ anti-aging treatment and the Elizabeth Arden color cosmetics line.

Company Contact:	Marcey Becker, Senior Vice President, Finance
(203) 462-5809

Investor/Press Contact:	Allison Malkin/Michael Fox
Integrated Corporate Relations
(203) 682-8200

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Elizabeth Arden, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance regarding net sales, earnings and cash flow from operations. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

* our absence of contracts with customers or suppliers and our ability to maintain and develop relationships with customers and suppliers;

* international and domestic economic and business changes that could impact consumer confidence and or our customers' operations;

* the impact of competitive products and pricing;

* risks of international operations, including foreign currency fluctuations, economic and political consequences of terrorist attacks and political instability in certain regions of the world;

* unexpected factors affecting customer or consumer purchasing preferences and/or patterns;

* our ability to successfully launch new products and implement our growth strategy;

* the quality, safety and efficacy of our products;

* the success or changes in the timing or scope of advertising and merchandising programs;

* our ability to successfully and cost-effectively integrate acquired businesses or new brands;

* our substantial indebtedness, debt service obligations and restrictive covenants in our revolving credit facility and our indenture for our 7 3/4% senior subordinated notes;

* our customers' financial condition;

* our ability to access capital for acquisitions;

* changes in product mix to less profitable products;

* the retention and availability of key personnel;

* the assumptions underlying our critical accounting estimates;

* delays in shipments, inventory shortages and higher costs of production due to interruption of operations at key third party manufacturing or fulfillment facilities that manufacture or provide logistic services for the majority of our supply of certain products;

* the loss of or disruption in our distribution facilities;

* changes in the retail, fragrance and cosmetic industries, including the consolidation of retailers and the associated closing of retail doors as well as inventory control practices;

* our ability to protect our intellectual property rights;

* changes in the legal, regulatory and political environment that impact, or will impact, our business, including changes to customs or trade regulations or accounting standards; and

* other unanticipated risks and uncertainties.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

ELIZABETH ARDEN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS DATA
(Unaudited)
(In thousands, except percentages and per share data)

	Quarter Ended		Six Months Ended

	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005

Net Sales	$410,771	$345,893	$665,579	$573,271
Cost of Sales	252,817	200,133	408,399	338,445

Gross Profit	157,954	145,760	257,180	234,826
Gross Profit Percentage	38.5%	42.1%	38.6%	41.0%

Selling, General and Administrative Expenses	108,322	86,105	195,606	162,495
Depreciation and Amortization	6,350	5,376	12,698	10,649

Total Operating Expenses	114,672	91,481	208,304	173,144

Interest Expense, Net	8,529	6,662	15,889	12,776

Income Before Income Taxes	34,753	47,617	32,987	48,906
Provision for Income Taxes	8,897	14,523	8,445	14,916

Net Income	$25,856	$33,094	$24,542	$33,990

As reported:
Basic Income Per Share	$0.94	$1.16	$0.89	$1.19
Diluted Income Per Share	$0.91	$1.12	$0.86	$1.15

Basic Shares	27,380	28,461	27,613	28,519
Diluted Shares	28,410	29,484	28,482	29,615

EBITDA (a)	$49,632	$59,655	$61,574	$72,331

Adjusted to exclude the effect of restructuring charges, net of taxes (b):
Net Income	$26,205	$33,094	$25,783	$33,990

Basic Income Per Share	$0.96	$1.16	$0.93	$1.19
Diluted Income Per Share	$0.92	$1.12	$0.91	$1.15

Basic Shares	27,380	28,461	27,613	28,519
Diluted Shares	28,410	29,484	28,482	29,615

EBITDA (a)	$50,101	$59,655	$63,242	$72,331

(a)    EBITDA is defined as net income plus the provision for income taxes, plus interest expense, plus depreciation and amortization. EBITDA should not be considered as an alternative to operating income or net income (as determined in accordance with generally accepted accounting principles (GAAP)) as a measure of our operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with GAAP) or as a measure of our ability to meet cash needs. We believe that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation and amortization or non-operating factors (such as historical cost). Accordingly, as a result of our capital structure, we believe EBITDA is a relevant measure. This information has been disclosed here to permit a more complete comparative analysis of our operating performance relative to other companies and of our debt servicing ability. EBITDA may not, however, be comparable in all instances to other similar types of measures.

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA: (For a reconciliation of net income to EBITDA for prior periods, see the Company's filings with the Securities and Exchange Commission which can be found on the Company's website at www.elizabetharden.com).

	Three Months Ended		Six Months Ended

(In thousands)	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005

Net income	$25,856	$33,094	$24,542	$33,990
Plus:
Provision for income taxes	8,897	14,523	8,445	14,916
Interest expense, net	8,529	6,662	15,889	12,776
Depreciation and amortization	6,350	5,376	12,698	10,649
EBITDA	49,632	59,655	61,574	72,331
Restructuring charges	469	--	1,668	--
EBITDA excluding restructuring charges	$50,101	$59,655	$63,242	$72,331

(b)   The following table reconciles the calculation of net income per share on a basic and diluted basis from the amounts reported in accordance with GAAP to such amounts before giving effect to the impact of restructuring charges. This disclosure is being provided because we believe it is meaningful to our investors and other interested parties to understand the Company's operating performance for comparability purposes and on a consistent basis without regard to the impact of restructuring charges. The presentation of the non-GAAP information titled "Net income per share as adjusted, before the effect of the restructuring charges, net of taxes" is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

(In thousands, except per share data)	Three Months Ended		Six Months Ended

	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005

As reported:
Basic
Net income as reported	$25,856	$33,094	$24,542	$33,990

Weighted average shares outstanding as reported	27,380	28,461	27,613	28,519

Net income per basic share as reported	$0.94	$1.16	$0.89	$1.19

Diluted
Net income as reported	$25,856	$33,094	$24,542	$33,990

Weighted average shares and potential dilutive shares as reported	28,410	29,484	28,482	29,615

Net income per diluted share as reported	$0.91	$1.12	$0.86	$1.15

Adjusted to exclude the effect of restructuring charges, net of taxes

Basic
Net income as reported	$25,856	$33,094	$24,542	$33,990
Restructuring charges, net of tax	349	--	1,241	--

Net income as adjusted, before the effect of the restructuring charges, net of taxes	$26,205	$33,094	$25,783	$33,990

Weighted average shares outstanding as reported	27,380	28,461	27,613	28,519

Net income per share as adjusted, before the effect of the restructuring charges, net of taxes	$0.96	$1.16	$0.93	$1.19

Diluted
Net income as reported	$25,856	$33,094	$24,542	$33,990
Restructuring charges, net of tax	349	--	1,241	--

Net income as adjusted, before the effect of the restructuring charges, net of taxes	$26,205	$33,094	$25,783	$33,990

Weighted average shares outstanding as reported	28,410	29,484	28,482	29,615

Net income per diluted share as adjusted, before the effect of the restructuring charges, net of taxes	$0.92	$1.12	$0.91	$1.15

CONSOLIDATED BALANCE SHEET DATA
(Unaudited)
(In thousands)

	December 31, 2006	June 30, 2006	December 31, 2005

Cash	$43,375	$28,466	$20,957
Accounts Receivable, Net	263,373	181,080	221,939
Inventories	308,811	269,270	227,261
Property and Equipment, Net	38,398	34,681	32,625
Exclusive Brand Licenses, Trademarks and Intangibles, Net	218,843	201,534	184,908
Total Assets	913,833	759,903	725,985
Short-Term Debt	114,600	40,000	20,474
Current Portion of Long-Term Debt	1,125	563	8,802
Current Liabilities	366,474	234,978	198,503
Long-Term Liabilities	247,890	247,078	234,351
Total Debt	340,670	265,951	254,276
Shareholders' Equity	299,469	277,847	293,132
Working Capital	282,527	280,942	301,341